Participating Funds

..  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
   Global Allocation Fund (BR_GAF)
   BlackRock Global Allocation Portfolio of BlackRock Series Fund Inc. (BVA_GA) BlackRock Global Allocation V.I. Fund (US) (BVA_GAVI)
   AZL BlackRock Global Allocation Fund (trading sleeve) (E_AZ-GA)
   JNL/BlackRock Global Allocation Fund (trading sleeve) (E_JN-GA)
   MassMutual Select BlackRock Global Allocation Fund (Trading Sleeve) (E_MM-GA) Transamerica BlackRock Global Allocation VP - Trading Sleeve (SMF_TA-GA)

The Offering

Key Characteristics (Complete ALL Fields)

 Date of Offering
 Commencement:              05-07-2015
 Security Type:             Equity/PFD
 Issuer                     Anthem, Inc. (Preferred-2018)
 Selling Underwriter        Credit Suisse Securities (USA) LLC
 Affiliated Underwriter(s)  [X] PNC Capital Markets LLC
                            [_] Other:
 List of Underwriter(s)     Credit Suisse Securities (USA) LLC, Merrill Lynch,
                            Pierce, Fenner & Smith Incorporated, Barclays
                            Capital Inc., Citigroup Global Markets Inc.,
                            Deutsche Bank Securities Inc, Goldman, Sachs &
                            Co., J.P. Morgan Securities LLC, Fifth Third
                            Securities, Inc., Morgan Stanley & Co. LLC,
                            SunTrust Robinson Humphrey, Inc., UBS Securities
                            LLC, U.S. Bancorp Investments, Inc., Wells Fargo
                            Securities, LLC, Mitsubishi UFJ Securities (USA),
                            Inc., The Huntington Investment Company, Mizuho
                            Securities USA Inc., PNC Capital Markets LLC, SMBC
                            Nikko Securities America, Inc.

Transaction Details

     Date of Purchase  05-07-2015

    Purchase Price/Share
    (per share / % of par)  $50.00 Total Commission, Spread or Profit  1.70%

  1.Aggregate Principal Amount Purchased (a+b)                       2,480,000
      a.US Registered Funds
        (Appendix attached with individual Fund/Client purchase)     1,739,687
      b.Other BlackRock Clients                                        740,313
  2.Aggregate Principal Amount of Offering                          23,500,000
  Fund Ratio                                                           0.10553

                                                                    Page 1 of 2

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Rule 10f-3 Report - Definitions

[Divide Sum of #1 by #2]
Must be less than 0.25

Rule 10f-3 Report - Definitions

Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see
Definitions):

 [X]  U.S. Registered Public Offering  [Issuer must have 3 years of continuous operations]
 [_]  Eligible Rule 144A Offering      [Issuer must have 3 years of continuous
                                       operations]
 [_]  Eligible Municipal Securities
 [_]  Eligible Foreign Offering        [Issuer must have 3 years of continuous
                                       operations]
 [_]  Government Securities Offering   [Issuer must have 3 years of continuous
                                       operations]

Timing and Price (check ONE or BOTH)

[X]The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[_]If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly
         or indirectly from, the transaction.

        Completed by:  Dillip Behera                  Date:  05-11-2015
                       -------------------------------
                       Global Syndicate Team Member

        Approved by:   Betsy Mathews, Steven Delaura  Date:  05-12-15
                       -------------------------------
                       Global Syndicate Team Member

Rule 10f-3 Report - Definitions

Definitions

Term                       Definition
Fund Ratio                 Number appearing at the bottom of page 1 of 2 of
                           the Rule 10f-3 Report form. It is the sum of the Funds' participation in the offering by the Funds and other accounts managed by BlackRock divided by the total amount of the offering.
Eligible Foreign Offering  The securities are sold in a public offering conducted under the laws of a country other than the United States and
                           (a)the offering is subject to regulation in such
                              country by a "foreign financial regulatory authority," as defined in Section 2(a)(50) of the Investment Company Act of 1940;
                           (b)the securities were offered at a fixed price to
                              all purchasers in the offering (except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer);
                           (c)financial statements, prepared and audited as
                              required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering; and
                           (d)if the issuer is a "domestic issuer," i.e.,
                              other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of that act, and (2) has filed all the material required to be filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities (or for such shorter period that the issuer was required to file such material)

Rule 10f-3 Report - Definitions

Term                           Definition
Eligible Municipal Securities  The securities:
                               (a)are direct obligations of, or obligations
                                  guaranteed as to principal or interest by, a State or any political subdivision thereof, or any agency or instrumentality of a State or any political subdivision thereof, or any municipal corporate instrumentality of one or more States, or any security which is an industrial development bond (as defined in section 103(c)(2) of Title 26) the interest on which is excludable from gross income under certain provisions of the Internal Revenue Code;
                               (b)are sufficiently liquid that they can be
                                  sold at or near their carrying value within a reasonably short period of time; and
                               (c)either
                                   (1)are subject to no greater than moderate
                                      credit risk; or
                                   (2)if the issuer of the municipal
                                      securities, or the entity supplying the
                                      revenues or other payments from which
                                      the issue is to be paid, has been in
                                      continuous operation for less than three years, including the operation of any predecessors, the securities are subject to a minimal or low amount of credit risk.

                               Also, purchases of municipal securities may not
                               be designated as group sales or otherwise
                               allocated to the account of any prohibited
                               seller (i.e., an affiliated underwriter).
Eligible Rule 144A Offering    The securities are sold in an offering where
                               (a)the securities are offered or sold in
                                  transactions exempt from registration under
                                  Section 4(2) of the Securities Act of 1933,
                                  Rule 144A thereunder, or Rules 501-508
                                  thereunder;
                               (b)the securities were sold to persons that the
                                  seller and any person acting on behalf of
                                  the seller reasonably believe to include
                                  qualified institutional buyers, as defined
                                  in Rule 144A ("QIBs"); and
                               (c)the seller and any person acting on behalf
                                  of the seller reasonably believe that the
                                  securities are eligible for resale to other
                                  QIBs pursuant to Rule 144A.
Government Securities          The security is issued or guaranteed as to
Offering                       principal or interest by the United States, or
                               by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States;
                               or any certificate of deposit for any of the foregoing.

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Rule 10f-3 Report - Definitions

Term                              Definition
U.S. Registered Public Offering.  The securities offered are registered under the Securities Act of 1933 that are being offered to the public.